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EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

        The undersigned, as the Chief Financial Officer of Zale Corporation, certifies, to the best of his knowledge, that the Annual Report on Form 10-K for the year ended July 31, 2008, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Zale Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

This 26th day of September, 2008	By:	/s/ Rodney Carter
Rodney Carter Executive Vice President, Chief Administrative Officer and Chief Financial Officer (principal financial officer of the registrant)

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)